UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2012

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:	(801) 566-1200

ITEM 1.01 Entry Into a Material Definitive Agreement

On December 7, 2012, Utah Medical Products, Inc. (UTMD) and JPMorgan Chase Bank, N.A. (Chase) modified the loan agreement they entered into on March 17, 2011 and subsequently amended on September 23, 2011. This second amendment reduces the monthly principal payment to $116,666.67 from $233,333.33. The 50% reduction is needed because UTMD has paid off $9.3 million of the $14.0 million initial loan amount in the first 20 months of the 5 year loan. A copy of the modification agreement is attached hereto as Exhibit 1.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

(d) Exhibits
Exhibit #	SEC Reference #	Title of Document
111
1	10	Second Modification Agreement dated as of December 7, 2012 among Utah Medical Products, Inc., as Borrower, and JPMorgan Chase Bank, N.A., as Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 12/10/2012	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO